                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-121421 of Rockville Financial, Inc. on Form S-1 of our report dated March
1, 2005 on the consolidated financial statements of Charter Oak Community Bank Corp. as of and for the years ended December 31, 2004 and 2003, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Hartford, Connecticut
March 1, 2005